Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-210029) pertaining to the 2016 Omnibus Equity Plan of The RMR Group Inc.
(2)Registration Statement (Form S-3 No.333- 228662) and related Prospectus of The RMR Group Inc.
of our report dated November 22, 2019, with respect to the consolidated financial statements of The RMR Group Inc. included in this Annual Report (Form 10-K) of The RMR Group Inc. for the fiscal year ended September 30, 2020.

/s/ Ernst & Young LLP
Boston, Massachusetts
November 20, 2020